Exhibit 99.1
Press Release of the Registrant dated February 11, 2010

Contact:	Tom Ringo VP & CFO 360.697.6626 Fax 360.697.1156
NEWS RELEASE

FOR IMMEDIATE RELEASE	Nasdaq:POPE

February 11, 2010

POPE RESOURCES ANNOUNCES QUARTERLY DISTRIBUTION

Pope Resources (NASDAQ:POPE) announced today a quarterly distribution of 10 cents per unit, effective for unitholders of record on March 15, 2010 and payable on March 29, 2010.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 152,000 acres of timberland and development property in Washington and Oregon.  We also manage, co-invest in, and consolidate two timberland investment funds that we manage for a fee. In addition, we offer our forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com.  The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.